Exhibit 99.1

Date	September 12, 2012
For Release	Immediately
Contact	Gary Klasen, Eaton, (216) 523-4736	David Barta, Cooper, (713) 209-8478
Donald Bullock, Eaton, (216) 523-5127

Eaton and Cooper Shareholder Meetings Scheduled for October 26, 2012

CLEVELAND, OHIO and DUBLIN, IRELAND … Eaton Corporation (NYSE: ETN) and Cooper Industries plc (NYSE: CBE) have scheduled shareholder meetings for Friday, October 26, 2012 in connection with the proposed acquisition of Cooper by Eaton.

As previously announced, on May 21, 2012, Eaton and Cooper entered into a transaction agreement pursuant to which Eaton will acquire Cooper through the formation of a new holding company incorporated in Ireland that will be renamed Eaton Corporation plc, which is referred to below as Eaton plc. The acquisition will be effected by means of a “scheme of arrangement” under Irish law, subject to the approval of the Irish High Court. As consideration for the acquisition, Cooper shareholders will receive $39.15 in cash and 0.77479 of an Eaton plc ordinary share for each Cooper share.

In connection with the acquisition, Eaton will merge with Turlock Corporation, a wholly owned subsidiary of Eaton plc. Each Eaton common share then issued and outstanding will be cancelled and automatically converted into the right to receive one ordinary share of Eaton plc. After the acquisition and the merger, Eaton shareholders are expected to own approximately 73 percent of Eaton plc’s ordinary shares and Cooper shareholders are expected to own approximately 27 percent of Eaton plc’s ordinary shares. The Eaton plc ordinary shares are expected to be listed on the New York Stock Exchange under the symbol “ETN.” The boards of directors for both companies have unanimously recommended approval of the merger to their shareholders. The transaction remains subject to customary closing conditions, including the requisite approvals of each company’s shareholders.

Eaton’s special meeting of shareholders will be held on Friday, October 26, 2012, at 3 p.m. Eastern time, at Eaton Center, located at 1111 Superior Avenue, Cleveland, Ohio. This meeting is being held to seek shareholder approval of the transaction agreement and the merger and related matters.

There will be two meetings of the Cooper shareholders on October 26, 2012 in connection with the transaction. Both meetings will be held at the Chase Tower located at 600 Travis Street, Houston, Texas. The first meeting, which is convened by order of the Irish High Court, will be held at 11:00 a.m. Central time. Following this meeting, an extraordinary general meeting of Cooper shareholders will be held pursuant to Cooper’s articles at 11:10 a.m. Central time (or, if later, as soon possible after the conclusion or adjournment of the first meeting). Both meetings are being held to seek shareholder approval of the scheme of arrangement in accordance with Irish law, and the approval of related matters by the Cooper shareholders will also be sought at the extraordinary general meeting.

Each company’s shareholders of record as of the close of business on September 13, 2012 are entitled to vote at their respective meetings.

Eaton and Cooper will begin mailing a joint proxy statement/prospectus to their respective shareholders in the coming days. This joint proxy statement/prospectus provides information for shareholders of both companies, as well as instructions on voting online, by mail, by telephone or in person.

About Eaton

Eaton is a diversified power management company with more than 100 years of experience providing energy-efficient solutions that help our customers effectively manage electrical, hydraulic and mechanical power. With 2011 revenues of $16.0 billion, Eaton is a global technology leader in electrical components, systems and services for power quality, distribution and control; hydraulics components, systems and services for industrial and mobile equipment; aerospace fuel, hydraulics and pneumatic systems for commercial and military use; and truck and automotive drivetrain and powertrain systems for performance, fuel economy and safety. Eaton has approximately 73,000 employees and sells products to customers in more than 150 countries.

About Cooper

Cooper is a diversified global manufacturer of electrical components and tools, with 2011 revenues of $5.4 billion. Founded in 1833, Cooper’s sustained success is attributable to a constant focus on innovation and evolving business practices, while maintaining the highest ethical standards and meeting customer needs. Cooper has seven operating divisions with leading positions and world-class products and brands including Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long term growth trends including the global infrastructure build out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2011, 62 percent of total sales were to customers in the industrial and utility end-markets and 40 percent of total sales were to customers outside the United States. Cooper has manufacturing facilities in 23 countries as of 2011.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information Has Been and Will be Filed with the SEC

A registration statement on Form S-4 has been filed with the SEC, which includes the joint proxy statement of Eaton and Cooper that also constitutes a prospectus of Eaton Corporation plc(1). The registration statement was declared effective on September 7, 2012. Eaton and Cooper plan to mail to their respective shareholders (and to Cooper equity award holders for information only) the definitive joint proxy statement/prospectus (including the Scheme) in connection with the transaction. Investors and shareholders are urged to read the joint proxy statement/prospectus (including the Scheme) and other relevant documents filed or to be filed with the SEC carefully because they contain or will contain important information about Eaton, Cooper, Eaton Corporation plc, the transaction and related matters. Investors and security holders will be able to obtain free copies of the definitive joint proxy statement/prospectus (including the Scheme) and other documents filed with the SEC by Eaton Corporation plc, Eaton and Cooper through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the definitive joint proxy statement/prospectus (including the Scheme) and other documents filed by Eaton and Eaton Corporation plc with the SEC by contacting Eaton Investor Relations at Eaton Corporation, 1111 Superior Avenue, Cleveland, Ohio 44114 or by calling (888) 328-6647, and will be able to obtain free copies of the definitive joint proxy statement/prospectus (including the Scheme) and other documents filed by Cooper by contacting Cooper Investor Relations at c/o Cooper US, Inc., P.O. Box 4446, Houston, Texas 77210 or by calling (713) 209-8400.

(1)	Currently named Eaton Corporation Limited but expected to be re-registered as Eaton Corporation plc prior to the consummation of the transaction.

Participants in the Solicitation

Cooper, Eaton and Eaton Corporation plc and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective shareholders of Cooper and Eaton in respect of the transaction contemplated by the joint proxy statement/prospectus. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the respective shareholders of Cooper and Eaton in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, are set forth in the definitive joint proxy statement/prospectus filed with the SEC. Information regarding Cooper’s directors and executive officers is contained in Cooper’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Proxy Statement on Schedule 14A, dated March 13, 2012, which are filed with the SEC. Information regarding Eaton’s directors and executive officers is contained in Eaton’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Proxy Statement on Schedule 14A, dated March 16, 2012, which are filed with the SEC.

Statement Required by the Takeover Rules

The directors of Cooper accept responsibility for the information contained in this communication relating to Cooper and its associates and the directors of Cooper and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Cooper (who have taken all reasonable care to ensure such is the case), the information contained in this communication for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of Eaton accept responsibility for the information contained in this communication, other than that relating to Cooper, its associates and the directors of Cooper and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Eaton (who have taken all reasonable care to ensure such is the case), the information contained in this communication for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Persons interested in 1 percent or more of any relevant securities in Eaton or Cooper may from the date of this communication have disclosure obligations under rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended).

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